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                                                                    EXHIBIT 3.38

                          N.J.S.C. Investment Co., Inc.
                           (a New Jersey corporation)

                                     BY-LAWS

                                     * * * *

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

                  Section 1.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of New Jersey as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

                  Section 1.02. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the second Tuesday in March in each year, commencing in the year 1991, if not a legal holiday at the place where such meeting is to be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday, at the same hour or at such other date and time as shall be fixed from time to time and specified in the notice or waiver of notice of the meeting.

                  Section 1.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the President or by order of the Board of Directors and shall be called by the President or Secretary upon the written request of the holders of a majority of the issued and outstanding capital shares of the Corporation entitled to vote at such meeting, which request shall set forth the purpose or purposes of the proposed meeting.

                  Section 1.04. Waiver of Notice of Meetings: Notice of Adjourned Meetings. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any waiver of notice of such meeting. Notice of any adjourned meeting of the shareholders shall not be required to be given except when expressly required by law.



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                  Section 1.05. Adjournment of Meeting in Absence of Quorum. In
the absence of a quorum at any meeting of the shareholders of the Corporation a majority in interest of the shareholders present in person or represented by proxy and entitled to vote, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until shareholders holding the requisite amount of shares shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  Section 1.06. Organization. At each meeting of the shareholders, the President or in his absence, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman, and the Secretary or in the absence of the Secretary, a person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

                  Section 1.07. Voting by Ballot. Unless demanded by a shareholder present in person or by proxy at any meeting of the shareholders of the Corporation and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such shareholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

                  Section 1.08. Removal of Inspectors. Any inspector appointed to serve at any meeting of the shareholders may be removed, and a new inspector or inspectors appointed, by the Board of Directors or the chairman of the meeting at any time.

                                   ARTICLE II
                               BOARD OF DIRECTORS

                  Section 2.01. Number. The number of directors which shall constitute the whole board shall be one or such other number as shall be determined from time to time by resolution adopted by the Board of Directors or by the shareholders at the annual meeting of shareholders or any special meeting of shareholders called for such purpose.



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                  Section 2.02. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. Notice of regular meetings need not be given.

                  Section 2.03. Special-Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by telegraph, cable or radio, or be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held.

                  Section 2.04. Organization. At each meeting of the Board of Directors a director chosen by a majority of the directors present shall act as chairman. The Secretary, or in his absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

                  Section 2.05. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

                  Section 2.06. Removal of Directors. Any director may be removed with or without cause by a majority vote of shareholders.

                  Section 2.07. Vacancies. Any vacancy in the Board of Directors, whether caused by resignation or removal of a director or an increase in the number of directors constituting the Board, may be filled by a majority vote of the remaining directors even though less than a quorum of the Board, or by a sole remaining director, or by the shareholders of the Corporation at the next annual meeting or any special meeting called for such purpose.

                  SECTION 2.08. Presence at Meetings. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.



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                                   ARTICLE III
                                   COMMITTEES

                  The Board of Directors may, by resolution or resolutions, passed by a majority of the entire Board, appoint from its members an executive committee and one or more other committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the authority of the Board of Directors except at otherwise required by law. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.

                                   ARTICLE IV
                                    OFFICERS

                  SECTION 4.01. Number. The principal officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and one or more of whom may be designated as Executive or Senior Vice Presidents), a Secretary and a Treasurer. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 4.03. Any two or more offices may be held by the same person.

                  SECTION 4.02. Election. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 4.03, shall be elected annually by the Board of Directors.

                  SECTION 4.03. Other Officers. The Corporation may have such other officers, agents and employees as the Board of Directors may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller and one or more Assistant Comptrollers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

                  SECTION 4.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors or, except in case of any officer



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elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

                  SECTION 4.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

                  SECTION 4.06. President. The President shall be the chief executive officer and chief operating officer of the Corporation and shall have direct charge of the business of the Corporation subject to the general control of the Board of Directors and shall preside at all meetings of the shareholders and shall have such additional powers and shall perform such further duties as may, from time to time, be assigned to him by the Board of Directors.

                  SECTION 4.07. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as shall be assigned to him by the President.

                  SECTION 4.08. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the shareholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall keep the list of shareholders as required by law, which shall include the post-office addresses of the shareholders, and the number of shares held by them, respectively, and shall make all proper changes therein, retaining and filing his authority for all such entries, and shall keep the blank share certificate books; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.



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                  SECTION 4.09. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-laws; he shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors, whenever the Board may require him to do so, and shall present at the annual meeting of the shareholders, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                                    ARTICLE V
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                  SECTION 5.01. Execution of Contracts. The Board of Directors may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                  SECTION 5.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors. Such authority may be general or confined to specific instances. When so authorized the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

                  SECTION 5.03. Checks. Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money and obligations, notes, or other evidences of indebtedness of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney



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or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                  SECTION 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors for the purpose of such deposit and for the purpose of collection for the account of the Corporation. All checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed, assigned and delivered by any officer of the Corporation or in such other manner as may from time to time be determined by resolution of the Board of Directors.

                  SECTION 5.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the President or a Vice President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VI
                            SHARES AND THEIR TRANSFER

                  SECTION 6.01. Certificates of Shares. Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe.

                  SECTION 6.02. Record. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for shares of the Corporation



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issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the records of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post-office address last known to the Secretary of the Corporation.

                  SECTION 6.03. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the records of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

                  SECTION 6.04. Lost. Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE VII
                                      SEAL

                  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures "Incorporated New Jersey 1990."

                                  ARTICLE VIII
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall be as the Board of Directors determines.

                                   ARTICLE IX
                                   AMENDMENTS

                  All By-laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new By-laws not inconsistent with the laws of the State of New



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Jersey or any provision of the Certificate of Incorporation may be made, by vote of the shareholders of the Corporation entitled to vote thereat at any regular or special meeting of shareholders, notice of which includes notice of the action in respect of the By-laws proposed to be taken, or by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.



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